Exhibit 10.9

EXECUTION COPY

AMENDMENT NO. 1

Dated as of June 30, 2003

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AND SERVICING

AGREEMENT

and

AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT

Dated as of August 30, 2002

THIS AMENDMENT NO. 1 (this “Amendment”) is entered into as of June 30, 2003 by and among SYNNEX INFORMATION TECHNOLOGIES, INC., a California corporation (“Synnex” or the “Originator”), SIT FUNDING CORPORATION, a Delaware corporation (“SFC”), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation (“Redwood”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), in its capacities as a committed purchaser and as administrative agent (in such capacity, the “Administrative Agent”) under the Receivables Purchase and Servicing Agreement referred to below. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings given such terms in Annex X to the Receivables Purchase and Servicing Agreement.

RECITALS:

WHEREAS, the Originator and SFC are parties to that certain Amended and Restated Receivables Transfer Agreement, dated as of August 30, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Transfer Agreement”);

WHEREAS, SFC, as seller, Synnex, as servicer (the “Servicer”) and as Originator, the other Originators, GE Capital, as the Administrative Agent and as a Committed Purchaser and Redwood are parties to that certain Amended and Restated Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase and Servicing Agreement”);

WHEREAS, many of the defined terms used in the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement are set forth in Annex X attached thereto (“Annex X”); and

WHEREAS, the Originator, SFC, and GE Capital have agreed to amend Annex X on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Originator, SFC, Redwood, and GE Capital, with the consent of the Insurer, hereby agree as follows.

Section 1. Amendments to Receivables Purchase and Servicing Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Receivables Purchase and Servicing Agreement is hereby amended as follows:

1.1 Section 6.01(c) of the Receivables Purchase and Servicing Agreement shall be amended to delete the first sentence of such section and to substitute the following therefor:

“The Administrative Agent has established and (prior to the occurrence of a Committed Purchaser Funding Event) shall maintain the Retention Account with the Depository.”

1.2 Sections 6.03, 6.04 and 6.05 of the Receivables Purchase and Servicing Agreement are hereby amended and restated in their entirety as set forth on Exhibit A attached hereto.

1.3 Section 7.05 of the Receivables Purchase and Servicing Agreement shall be amended to (i) add “(a)” at the beginning of the first sentence thereof and (ii) add the following new subsection (b) thereto:

“(b) For any period that Synnex or any Affiliate of Synnex is the Servicer, the Seller agrees that it shall pay to the Servicer on each Settlement Date the applicable Servicing Fee, to the extent of funds available to the Seller on such Settlement Date. The Seller agrees that it will pay the Servicing Fee to the Servicer prior to using any funds available to it on such Settlement Date for any other purpose, including, without limitation, the purchase of additional Receivables. If the Seller does not have sufficient funds available to so pay the Servicing Fee in full on any Settlement Date, the shortfall shall be paid on the next Business Day on which the Seller does have available funds but only to the extent that funds are then available to the Seller in accordance with the provisions of Article VI. The Servicer waives any right it has or may at any time have to demand payment and/or take any action to or in furtherance of payment of any shortfall in the payment of the Servicing Fee and agrees that it shall not have a “claim” under Section 101(5) of the Bankruptcy Code for the payment of any such shortfall, except for, and only to the extent of, any excess available funds, as described above.”

1.4 The definition of “Cash Purchase Price” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended to delete therefrom the reference to “Section 6.03(c)(v)” and to substitute a reference to “Section 6.03(c)” therefor.

1.5 The definition of “Committed Purchaser Expiry Date” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended to delete therefrom the reference to “August 29, 2003” and to substitute a reference to “August 30, 2008” therefor.

1.6 The definition of the term “Committed Purchaser Yield Rate” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended to delete the term “LIBOR Rate” therefrom and to substitute the term “Commercial Paper Rate” therefor.

1.7 The following new definition is hereby added to Annex X in the appropriate alphabetical location:

‘“Commercial Paper Rate” means, for each Settlement Period, (i) the latest month-end published rate for 30-day dealer commercial paper (high grade unsecured notes sold through dealers by major corporations in multiples of $1,000), which normally appears in the “Money Rates” column of The Wall Street Journal or, in the event that The Wall Street Journal ceases publication of such rate, in such other publication of general circulation as the Administrative Agent may, from time to time, designate in writing, or (ii) if such rate is not determinable pursuant to clause (i) hereof, such rate as the Administrative Agent may, from time to time, designate in writing.’

1.8 The definition of “Concentration Discount Amount” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended as follows:

(a) Each reference to “three percent (3%)” therein is hereby deleted and a reference to “five percent (5%)” is substituted therefor.

(b) The reference to “five percent (5%)” in clause (a) thereof is hereby deleted and a reference to “fifteen percent (15%)” is substituted therefor.

(c) The reference to “fifteen percent (15%)” in clause (e) thereof is hereby deleted and a reference to “twenty percent (20%)” is substituted therefor.

1.9 The defined terms “Capital Investment Shortfall,” “Capital Investment Sub-Account,” “Deferred Purchase Price Adjustment,” “Deferred Purchase Price Collections,” “Deferred Purchase Price Outstanding,” “Deferred Purchase Price Shortfall,” “Deferred Purchase Price Sub-Account,” “Dilution Funded Amount” and “Dilution Funded Amount Shortfall” are hereby deleted from Annex X to the Receivables Purchase and Servicing Agreement.

1.10 The definition of “Final Purchase Date” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended to delete therefrom the reference to “fifth” and to substitute a reference to “sixth” therefor.

1.11 The definition of “Maximum Purchase Limit” set forth in Annex X to the Receivables Purchase and Servicing Agreement is hereby amended to delete therefrom the reference to “$200,000,000” and to substitute a reference to “$210,000,000” therefor.

1.12 The definition of the term “Per Annum Daily Margin” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

“‘Per Annum Daily Margin’ shall mean, (a) with respect to Capital Investment made by the Conduit Purchaser, 0.75%, and (b) with respect to Capital Investment made by the Committed Purchaser, 0.90%.”

1.13 The definition of the term “Retained Monthly Yield” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

“‘Retained Monthly Yield’ shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account or transferred to the Administrative Agent with respect to Daily Yield from and including the first day of such Settlement Period through and including such date pursuant to Section 6.03(a)(ii)(A) and (B) of the Purchase Agreement.”

1.14 The definition of the term “Retained Servicing Fee” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

“‘Retained Servicing Fee’ shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account or transferred to the Administrative Agent with respect to the Servicing Fee from and including the first day of such Settlement Period through and including such date pursuant to Section 6.03(a)(ii)(C) and (D) of the Purchase Agreement.”

1.15 The definition of the term “Retained Unused Facility Fee” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

“‘Retained Unused Facility Fee’ shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account or transferred to the Administrative Agent with respect to the Unused Facility Fee from and including the first day of such Settlement Period through and including such date in accordance with Section 6.03(a)(ii)(E) and (F) of the Purchase Agreement.”

1.16 The definition of the term “Retention Account” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

‘“Retention Account” shall mean, (i) with respect to the Conduit Purchaser, that certain segregated deposit account established by the Administrative Agent and maintained with the Depositary designated as the “Redwood Receivables Corporation—Retention Account (Synnex),” account number 24597, ABA No. 021 001 033, and (ii) with respect to the Committed Purchaser, such other segregated deposit account as may be established by the Administrative Agent for the Committed Purchaser.’

1.17 The definition of the term “Retention Account Deficiency” set forth in Annex X to the Receivables Purchase and Servicing Agreement shall be amended to delete such definition in its entirety and to substitute the following therefor:

‘“Retention Account Deficiency” shall mean, as of any Settlement Date, (A) prior to the occurrence of a Committed Purchaser Funding Event, the amount, if any, by which (1) the amounts necessary to make the payments required under Sections 6.04(a)(i), (ii) and (iii) of the Purchase Agreement exceeds (2) the amounts on deposit in the Retention Account or (B) after the occurrence of a Committed Purchaser Funding Event, the amount, if any, by which (1) the amounts necessary to make the payments required under Sections 6.04(a)(i), (ii) and (iii) of the Purchase Agreement exceeds (2) the amounts actually disbursed to the Administrative Agent pursuant to Sections 6.04(a)(i), (ii) and (iii) of the Purchase Agreement.’

Section 2. Conditions of Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof (the “Effective Date”) when, and only when, the Administrative Agent shall have received each of the following:

2.1 counterparts of this Amendment duly executed by each of the parties hereto;

2.2 written notice from Redwood of the occurrence of the Redwood Termination Date;

2.3 an opinion of counsel to SFC and Synnex relating to the enforceability of this Amendment and the Receivables Purchase and Servicing Agreement, as amended hereby; and

2.4 such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3. Representations and Warranties.

3.1 Upon the effectiveness of this Amendment, the Originator and SFC each (a) hereby reaffirms in all material respects all covenants, representations and warranties made by it in the Receivables Transfer Agreement, the Receivables Purchase and Servicing Agreement and each other Related Document to the extent the same are not amended hereby and except to the extent the same expressly relates solely to an earlier date, (b) agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the Effective Date of this Amendment and (c) represents and warrants that, as of the Effective Date of this Amendment and after giving effect hereto, no Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event has occurred and is continuing.

3.2 The Originator and SFC hereby represents and warrants that this Amendment and each of the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement, as amended hereby, constitute legal, valid and binding obligations of such Person and are enforceable against such Person in accordance with their respective terms.

Section 4. Reference to and Effect on Related Documents.

4.1 Upon the effectiveness of this Amendment pursuant to Section 2 hereof, on and after the Effective Date, each reference to the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement in any of the Related Documents shall mean and be a reference to the Receivables Transfer Agreement or the Receivables Purchase and Servicing Agreement, as the case may be, as amended hereby.

4.2 Except as specifically set forth above, the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of SFC, Redwood or the Administrative Agent, nor constitute a waiver of any provision of any of the Related Documents, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 7. Entire Agreement. This Amendment, taken together with the Receivables Transfer Agreement, the Receivables Purchase and Servicing Agreement and all of the other Related Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

Section 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and any applicable laws of the United States of America.

Section 9. No Course of Dealing. Redwood and the Administrative Agent have entered into this Amendment on the express understanding with SFC and the Originator that in entering into this Amendment Redwood and the Administrative Agent are not establishing any course of dealing with SFC or the Originator. The rights of Redwood and the Administrative Agent to require strict performance with all the terms and conditions of the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement as amended by this Amendment and the other Related Documents shall not in any way be impaired by the execution of this Amendment. Neither Redwood nor the Administrative Agent shall be obligated in any manner to execute any further amendments or waivers, and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are acceptable to them, Redwood and the Administrative Agent may require the payment of fees in connection therewith.

Section 10. Waiver of Claims. In consideration for the execution by Redwood, the Operating Agent, the Collateral Agent and the Insurer of this Amendment, each of the Seller, SFC and the Originator hereby waives each and every claim, defense, demand, action and suit of any kind or nature whatsoever against each of Redwood, the Operating Agent, the Collateral Agent and the Insurer and each other Affected Party arising on or prior to the date hereof in connection with the Receivables Purchase and Servicing Agreement, any of the Related Documents and the transactions contemplated thereby.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first above written.

SYNNEX INFORMATION TECHNOLOGIES, INC., as an Originator and the Servicer

By:	/s/ DENNIS POLK

Dennis Polk SVP/CFO

SIT FUNDING CORPORATION

By:	/s/ SIMON Y. LEUNG

Simon Y. Leung General Counsel & Corporate Secretary

REDWOOD RECEIVABLES CORPORATION

By:	ILLEGIBLE

Illegible Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION, as a Committed Purchaser and as Administrative Agent

By:	ILLEGIBLE

Illegible Duly Authorized Signatory

Signature Page to

Amendment No. 1 to

Amended and Restated Receivables Purchase Agreement

and

Amended and Restated Receivables Transfer Agreement

EXHIBIT A

Attached.

Section 6.03. Daily Disbursements From the Collection Account; Revolving Period. On each Business Day no later than 12:00 p.m. (New York time) during the Revolving Period, and following the transfers made pursuant to Section 6.02, the Administrative Agent shall disburse all amounts then on deposit in the Collection Account and its related subaccounts in the following priority:

(a) (x) prior to the occurrence of a Committed Purchaser Funding Event, to the Retention Account or (y) after the occurrence of a Committed Purchaser Funding Event, to the Administrative Agent:

(i) an amount equal to any Retention Account Deficiency, first from amounts deposited pursuant to Section 6.02(b) and second from Collections then on deposit in the Collection Account; and

(ii) an amount equal to the sum of:

(A) Daily Yield;

(B) the Yield Shortfall as of the close of business on the immediately preceding Business Day;

(C) the Servicing Fee (calculated assuming that the Servicing Fee Rate is the applicable rate); provided, however, that if Synnex, or any Affiliate of Synnex, is the Servicer, then such amount will not be deposited in the Retention Account on such day but the Seller shall pay the Servicing Fee in accordance with the provisions of Section 7.05(b);

(D) the Servicing Fee Shortfall as of the close of business on the immediately preceding Business Day; provided, however, that if Synnex, or any Affiliate of Synnex, is the Servicer, then such amount will not be deposited in the Retention Account on such day but the Seller shall pay the Servicing Fee in accordance with the provisions of Section 7.05(b);

(E) the Unused Facility Fee for such day;

(F) the Unused Facility Fee Shortfall as of the close of business on the immediately preceding Business Day; and

(G) any Additional Amounts or Indemnified Amounts as to which any Indemnified Perso has made a demand on the Seller and which remain unpaid;

(b) to the Purchasers

(i) an amount equal to any Purchase Excess to be applied in reduction of Capital Investment, to the Purchasers ratably based on the amount of their respective Capital Investments;

(ii) an amount equal to the deposits made in the Collection Account pursuant to Section 6.02(a)(v) and not otherwise disbursed pursuant to Section 6.03(a), to be disbursed ratably based on the amounts owed to the applicable Purchasers; and

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(iii) if, pursuant to a Repayment Notice, the Seller has requested a reduction of the Capital Investment of the Purchasers, then to the Purchasers, ratably based on the amount of their respective Capital Investments, the lesser of (A) the amount of such requested reduction of Capital Investment and (B) the balance remaining on deposit in the Collection Account;

(c) to the SFC Account as payment of the Cash Purchase Price for Purchases made on such day, the balance of any amounts remaining in the Collection Account after making the foregoing disbursements.

Section 6.04. Disbursements From the Retention Account; Settlement Date Procedures; Revolving Period.

(a) During the Revolving Period, (x) on each Settlement Date prior to the occurrence of a Committed Purchaser Funding Event and (y) on each Business Day on and after the occurrence of a Committed Purchaser Funding Event, the amounts on deposit in the Retention Account or transferred to the Administrative Agent pursuant to Section 6.03(a) shall be disbursed or retained by the Administrative Agent in the following priority:

(i) to the applicable Purchasers (or, if applicable, any Indemnified Person or Affected Party), an amount equal to:

(A) if such Settlement Date occurs on or prior to the occurrence of a Committed Purchaser Funding Event, an amount equal to:

(1) the accrued and unpaid Accrued Monthly Yield as of the end of the immediately preceding Settlement Period;

(2) the accrued and unpaid Unused Facility Fee as of the end of the immediately preceding Settlement Period;

(3) all Additional Amounts incurred and payable to any Affected Party as of the end of the immediately preceding Settlement Period;

(4) all other amounts accrued and payable under this Agreement (including Indemnified Amounts incurred and payable to any Indemnified Person) as of the end of the immediately preceding Settlement Period to the extent not already transferred pursuant to Section 6.03(b)(ii);

(5) if a Purchase Excess exists on such date, an amount equal to such excess to the extent not already transferred pursuant to Section 6.03(b)(i), to be applied in reduction of Capital Investment;

(B) if such Business Day occurs after the occurrence of a Committed Purchaser Funding Event, an amount equal to:

(1) the accrued and unpaid Daily Yield as of such date;

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(2) the accrued and unpaid Unused Facility Fee as of such date;

(3) all Additional Amounts as to which any Affected Party has made a demand on the Seller and which remain unpaid;

(4) all other amounts accrued and payable under this Agreement (including Indemnified Amounts as to which any Indemnified Person has made a demand on the Seller and which remain unpaid to the extent not already transferred pursuant to Section 6.03(b)(ii);

(5) if a Purchase Excess exists on such date, an amount equal to such excess to the extent not already transferred pursuant to Section 6.03(b)(i), to be applied in reduction of Capital Investment;

(ii) to the extent any funds have been deposited in the Retention Account or transferred to the Administrative Agent in accordance with Section 6.03(a)(ii)(C) and (D), to the Servicer or the Successor Servicer, as applicable, on behalf of the Seller, an amount equal to the accrued and unpaid Servicing Fee or Successor Servicing Fees and Expenses as of (x) the end of the immediately preceding Settlement Period (if such Settlement Date occurs on or prior to the occurrence of a Committed Purchaser Funding Event) or (y) such date (if such date occurs after the occurrence of a Committed Purchaser Funding Event); provided, however, that any such amount shall be paid net of any amounts paid, or that should have been paid, as provided in Section 7.05(b);

(iii) to be retained in the Retention Account or held by the Administrative Agent, (A) if such Settlement Period occurs prior to the occurrence of a Committed Purchaser Funding Event, an amount equal to the Accrued Monthly Yield, Accrued Unused Facility Fee and, (B) to the extent any funds have been deposited in the Retention Account or transferred to the Administrative Agent pursuant to Sections 6.03(a)(ii)(C) and (D), Accrued Servicing Fee as of such date; and

(iv) to the SFC Account, the balance of any funds remaining in the Collection Account after retaining or disbursing the foregoing amounts (and, prior to the occurrence of a Committed Purchaser Funding Event, the Administrative Agent shall also transfer to the SFC Account on such date any and all interest earned on, and paid by the Depository with respect to, any funds on deposit in the Retention Account during the preceding Settlement Period).

(b) No later than the second Business Day immediately preceding each Settlement Date, the Administrative Agent shall determine and notify the Seller of any Retention Account Deficiency for the preceding Settlement Period, and the Seller shall deposit cash in the amount of such Retention Account Deficiency to the Collection Account pursuant to Section 6.02(b).

Section 6.05. Liquidation Settlement Procedures. On each Business Day from and after the Facility Termination Date until the Termination Date, the Administrative Agent

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shall, as soon as practicable, transfer all amounts then on deposit in the Retention Account to the Collection Account and shall transfer all amounts in the Collection Account (including amounts transferred from the Retention Account pursuant to Section 6.02(c) and amounts which are not allocable to the Purchaser Interests) in the following priority:

(a) if an Event of Servicer Termination has occurred and a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02, then to the Successor Servicer an amount equal to its accrued and unpaid Successor Servicing Fees and Expenses;

(b) to the Purchasers, ratably, an amount equal to accrued and unpaid Daily Yield through and including the date of maturity (if any) of the Commercial Paper (or other funding source) maintaining the Capital Investment;

(c) to the Purchasers, an amount equal to the unpaid Capital Investment;

(d) to the Administrative Agent, an amount equal to accrued and unpaid Unused Facility Fees;

(e) pro rata to all Additional Amounts incurred and payable to any Affected Party and Indemnified Amounts incurred and payable to any Indemnified Person; and

(f) if an Event of Servicer Termination shall not have occurred, to the Servicer in an amount equal to the accrued and unpaid Servicing Fee; and

(g) to the SFC Account, the balance of any funds remaining in the Collection Account after payment in full of all other amounts set forth in this Section 6.05.

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